INSITUFORM EAST, INCORPORATED

EXHIBIT 21.0 - SUBSIDIARIES OF THE REGISTRANT


1.       Insituform Ohio, Inc.
                  Began November 1987
                  100% owned by Insituform East, Incorporated ("IEI") Delaware Corporation
                  Inactive

2.       Insituform of Pennsylvania, Inc.
                  Began August 1981
                  100% owned by IEI
                  Delaware Corporation
                  Inactive

3.       Insituform of Delaware, Inc.
                  Began July 1981
                  100% owned by IEI
                  Delaware Corporation
                  Inactive

4.       Insitu, Inc.
                  Began July 1981
                  100% owned by IEI
                  Delaware Corporation
                  General partner (42.5% interest) in
                    Midsouth Partners effective March 1990

5.       Midsouth, LLC
                  Formed July 1999
                  100% owned by IEI and Insitu, Inc.
                  Delaware Limited Liability Corporation
                  General partner (57.5% interest) in
                    Midsouth Partners effective July 1999

6.       Midsouth Partners
                  Began December 1985
                  42.5% owned by Insitu, Inc.
                  57.5% owned by Midsouth, LLC
                  Tennessee General Partnership
                  Pipeline rehabilitation in Tennessee, most
                    of Kentucky and northern Tennessee

7.       TRY TEK Machine Works, Inc.
                  Acquired May 1989 100% owned by IEI as of March 1995 Pennsylvania Corporation
                  Designs and builds special machinery, including machinery
                    used in pipeline rehabilitation process.